Exhibit 4.25

Private & Confidential

Dated 11 June 2009

SUPPLEMENTAL AGREEMENT

relating to a

loan of up to US$101,150,000

to

TEAM-UP OWNING COMPANY LIMITED

and

ORPHEUS OWNING COMPANY LIMITED

provided by

THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1

Arranger, Agent, Security Agent and Account Bank

DNB NOR BANK ASA

Swap Provider

DNB NOR BANK ASA

THIS SUPPLEMENTAL AGREEMENT is dated 11 June 2009 and made BETWEEN:

(1)	TEAM-UP OWNING COMPANY LIMITED, a corporation incorporated under the laws of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Team-Up”);

(2)	ORPHEUS OWNING COMPANY LIMITED, a corporation incorporated under the laws of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“Orpheus” and, together with Team-Up, the “Borrowers”);

(3)	DRYSHIPS INC., a corporation incorporated under the laws of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Corporate Guarantor”);

(4)	CARDIFF MARINE INC., a corporation incorporated in the Republic of Liberia, whose registered office is at 80 Broad Street, Monrovia, Liberia (the “Manager”);

(5)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 (together the “Banks” and each a “Bank”);

(6)	DNB NOR BANK ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Agreement through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England as arranger (in such capacity the “Arranger”), agent (in such capacity the “Agent”), security agent (in such capacity the “Security Agent”) and account bank (in such capacity the “Account Bank”); and

(7)	DNB NOR BANK ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Agreement through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England as swap provider (in such capacity the “Swap Provider”).

WHEREAS:

(A)	this Agreement is supplemental to:

(a)	a loan agreement dated 4 December 2007 (the “Principal Agreement”) made between the Borrowers as joint and several borrowers, the Banks as lenders, the Arranger, the Agent, the Security Agent, the Account Bank and the Swap Provider, pursuant to which the Banks agreed (inter alia) to advance (and have advanced) by way of loan to the Borrowers, upon the terms and conditions therein contained, the principal sum of One hundred and one million one hundred and fifty thousand Dollars ($101,150,000) of which the principal amount outstanding at the date hereof is $85,525,000; and

(b)	a corporate guarantee dated 4 December 2007 (the “Principal Corporate Guarantee”) made between the Corporate Guarantor and the Security Agent in respect of the obligations of the Borrowers to the Creditors under the Principal Agreement and the Master Swap Agreement;

(B)	this Agreement sets out the terms and conditions upon which the Creditors agree, at the request of the Borrowers:

(a)	to waive the application of clause 8.2.1 of the Principal Agreement for a certain period specified herein;

(b)	to waive the application of clause 5.3 of the Principal Corporate Guarantee for a certain period specified herein;

(c)	to certain other amendments to the terms and conditions applicable to the Loan, the Principal Agreement and the Principal Corporate Guarantee and agreed to by the Borrowers, the Corporate Guarantor and the Creditors; and

(d)	to certain consequential changes to the Principal Agreement and the Principal Corporate Guarantee required in connection with the above and agreed to by the Borrowers, the Corporate Guarantor and the Creditors.

NOW IT IS HEREBY AGREED as follows:

1.	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Avoca Charter” means the charter contract dated 3 September 2008 in respect of Avoca made between Cosco Qingdao (Qingdao Ocean Shipping Company, Limited) of the Republic of China as charterer and Orpheus as owner, which contract is, on the date of this Agreement, incorporated in a recapitulation email dated 3 September 2008 addressed by Simpson Spence & Young (being the said charterer’s brokers) acting on behalf of the said charterer to Orpheus;

“Avoca Charter Assignment” means the first priority assignment of the Avoca Charter executed or (as the context may require) to be executed by Orpheus in favour of the Security Agent in the form set out in schedule 3;

“Charter Assignments” means, together, the Avoca Charter Assignment and the Saldanha Charter Assignment and “Charter Assignment” means either of them;

“Charters” means, together, the Avoca Charter and the Saldanha Charter and “Charter” means either of them;

“Corporate Guarantee” means the Principal Corporate Guarantee as amended by this Agreement;

“Effective Date” means the date falling no later than 12 June 2009, on which the Agent notifies the Borrowers in writing that it has received the documents and evidence specified in clause 5 and schedule 2 in a form and substance satisfactory to it;

“Loan Agreement” means the Principal Agreement as amended by this Agreement;

“Relevant Documents” means, together, this Agreement and the Charter Assignments;

“Relevant Parties” means, together, the Borrowers, the Manager and the Corporate Guarantor;

“Saldanha Charter” means the charter contract dated 25 June 2008 in respect of Saldanha made between Cosco Bulk Carriers Co. Ltd. of the Republic of China as charterer and Team-Up as owner, which contract is, on the date of this Agreement, incorporated in a recapitulation email dated 25 June 2008 addressed by Genoa Sea Brokers SPA (being the said charterer’s brokers) acting on behalf of the said charterer to Team-Up;

“Saldanha Charter Assignment” means the first priority assignment of the Saldanha Charter executed or (as the context may require) to be executed by Team-Up in favour of the Security Agent in the form set out in schedule 3; and

“Waiver Period” means the period of twenty four (24) months commencing on 19 May 2009.

1.3	Principal Agreement and Principal Corporate Guarantee

1.3.1	References in the Principal Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.

1.3.2	References in the Principal Corporate Guarantee to “this Guarantee”, shall with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Corporate Guarantee as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Corporate Guarantee, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.5.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement includes its schedules;

1.5.2	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.5.3	references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.5.4	words importing the plural shall include the singular and vice versa;

1.5.5	references to a time of day are to London time;

1.5.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.7	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly; and

1.5.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

2	Agreement of Creditors

2.1	The Creditors and the Relevant Parties hereby agree and acknowledge that:

(a)	on the date of this Agreement the Security Value is less than the Security Requirement and that the Banks are entitled under clause 8.2.1 of the Principal Agreement to require from the Borrowers that such deficiency be remedied in the manner specified therein; and

(b)	the Corporate Guarantor is in breach of the financial covenants set out in clause 5.3 of the Principal Corporate Guarantee.

The Borrowers and the other Relevant Parties have requested that the Creditors waive (i) the application of clause 8.2.1 of the Principal Agreement and clause 5.3 of the Principal Corporate Guarantee and (ii) the current breach of clause 5.3 of the Principal Corporate Guarantee.

2.2	The Banks, relying upon the representations and warranties on the part of the Relevant Parties contained in clause 4, agree with the Borrowers and the Corporate Guarantor that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 12 June 2009 of the conditions contained in clause 5 and schedule 2, the Creditors, with effect on the Effective Date:

2.2.1	waive for the Waiver Period:

(a)	the application of clause 8.2.1 of the Loan Agreement Provided however that, for the avoidance of doubt, such waiver shall not prejudice the Banks’ right to demand compliance by the Borrowers, and the Borrowers’ obligation to comply, with such clause immediately after the end of Waiver Period; and

(b)	the application of clause 5.3 of the Corporate Guarantee Provided however that, for the avoidance of doubt, such waiver shall not prejudice the Security Agent’s and/or the Agent’s and/or the Banks’ right to demand compliance by the Corporate Guarantor, and the Corporate Guarantor’s obligation to comply, with such clause immediately after the end of the Waiver Period,

Provided further that, within thirty (30) days from the cancellation, frustration or termination (other than expiry by mere effluxion of same) of either Charter, the waivers of the application of clause 8.2.1 of the Loan Agreement and clause 5.3 of the Corporate Guarantee contained in this clause 2.2.1 shall immediately cease, and such clauses shall apply with immediate effect unless within such thirty (30) day period:

(i)	the Borrowers and the Corporate Guarantor have presented in writing to the Agent an alternative remedial plan for the purpose of ensuring compliance with clause 8.2.1 of the Loan Agreement and clause 5.3 of the Corporate Guarantee at all times until all amounts owing under the Security Documents have been repaid in full; and

(ii)	the Agent has advised in writing the Borrowers and the Corporate Guarantor that such plan is in all respects acceptable and satisfactory to the Agent in its absolute and unfettered discretion and the Relevant Parties or any other persons have complied in full with any terms imposed by the Agent in its absolute and unfettered discretion as a condition to accepting such plan;

2.2.2	waive the breach of clause 5.3 of the Corporate Guarantee existing on the date of this Agreement Provided however that, for the avoidance of doubt, such waiver shall not prejudice the Security Agent’s and/or the Agent’s and/or the Banks’ right to demand compliance by the Corporate Guarantor, and the Corporate Guarantor’s obligation to comply, with such clause at any time in the future (but subject to the terms of clause 2.2.1 above);

2.2.3	consent and agree to the amendment of the Principal Agreement on the terms set out in clause 3.1; and

2.2.4	consent and agree to the amendment of the Principal Corporate Guarantee on the terms set out in clause 3.2.

3	Amendments

3.1	Amendments to Principal Agreement and Principal Corporate Guarantee

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions (and the Principal Agreement (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):

3.1.1	by inserting in clause 1.2 of the Principal Agreement the following new definitions of “Avoca Charter”, “Avoca Charter Assignment”, “Avoca Charterer”, “Basel 2 Accord”, “Basel 2 Approach”, “Basel 2 Regulation”, “Capital Adequacy Law”, “Charter Assignments”, “Charters”, “Excess Cash”, “Excess Cash Calculation Date”, “Long-Term Charter”, “Saldanha Charter”, “Saldanha Charter Assignment”, “Saldanha Charterer”, “Security Period” and “Supplemental Agreement” in the correct alphabetical order:

““Avoca Charter” means the charter contract dated 3 September 2008 in respect of Avoca made between the Avoca Charterer as charterer and the Avoca Borrower as owner, which contract is, on the date of the Supplemental Agreement, incorporated in a recapitulation email dated 3 September 2008 addressed by Simpson Spence & Young (being the Avoca Charterer’s brokers) acting on behalf of the Avoca Charterer to the Avoca Borrower;”;

““Avoca Charter Assignment” means the first priority charter assignment of the Avoca Charter executed or (as the context may require) to be executed by the Avoca Borrower in favour of the Security Agent in the form set out in schedule 3 of the Supplemental Agreement;”;

““Avoca Charterer” means Cosco Qingadao (Qingdao Ocean Shipping Company, Limited) of the People’s Republic of China and includes its successors in title;”;

““Basel 2 Accord” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;”;

““Basel 2 Approach” means either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel 2 Accord) adopted by a Bank (or its holding company) for the purposes of implementing or complying with the Basel 2 Accord;”;

““Basel 2 Regulation” means (a) any law or regulation implementing the Basel 2 Accord or (b) any Basel 2 Approach adopted by a Bank;”;

““Capital Adequacy Law” means any law or any regulation (whether or not having the force of law, but, if not having the force of law, with which a Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which a Bank allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel 2 Accord or any Basel 2 Regulation);”;

““Charter Assignments” means, together, the Avoca Charter Assignment and the Saldanha Charter Assignment and “Charter Assignment” means either of them;”;

““Charters” means, together, the Avoca Charter and the Saldanha Charter and “Charter” means either of them;”;

““Excess Cash” means, in relation to an Operating Account as at each Excess Cash Calculation Date, the funds (as determined by the Agent in its absolute discretion) in excess of $3,500,000 standing to the credit of such Operating Account on such date;

““Excess Cash Calculation Date” means each of 31 March, 30 June, 30 September and 31 December of each calendar year (but commencing with 30 June 2009);”

““Long-Term Charter” means, in respect of a Ship, any time or voyage charterparty of that Ship for a term which exceeds or by virtue of any optional extensions therein contained might exceed twelve (12) months’ duration and which is entered into by the relevant Borrower with a charterer of its Ship at any time during the Security Period, and it includes each Charter;”;

““Saldanha Charter” means the charter contract dated 25 June 2008 in respect of Saldanha made between the Saldanha Charterer as charterer and the Saldanha Borrower as owner, which contract is, on the date of the Supplemental Agreement, incorporated in a recapitulation email dated 25 June 2008 addressed by Genoa Sea Brokers SPA (being the Saldanha Charterer’s brokers) acting on behalf of the Saldanha Charterer to the Saldanha Borrower;”;

““Saldanha Charter Assignment” means the first priority charter assignment of the Saldanha Charter executed or (as the context may require) to be executed by the Saldanha Borrower in favour of the Security Agent in the form set out in schedule 3 of the Supplemental Agreement;”;

““Saldanha Charterer” means Cosco Bulk Carriers Co. Ltd. of the People’s Republic of China and includes its successors in title;”;

““Security Period” means the period commencing on the date of this Agreement and ending when all moneys owing under this Agreement and the other Security Documents have been repaid in full;”;

““Supplemental Agreement” means the agreement dated 11 June 2009 made between (inter alios) the Borrowers and the Creditors supplemental to this Agreement;”;

3.1.2	by deleting the definition of “Equity Ratio” in clause 1.2 of the Principal Agreement in its entirety;

3.1.3	by deleting the definition of “Margin” in clause 1.2 of the Principal Agreement and by inserting in its place the following new definition of “Margin”:

““Margin” means two per cent (2%) per annum;”;

3.1.4	by deleting the definitions of “Margin Calculation Date”, “Margin Period” and “Measurement Period” in clause 1.2 of the Principal Agreement in their entirety;

3.1.5	by inserting the words“, the Supplemental Agreement, the Charter Assignments,” after the words “this Agreement”, in the first line of the definition of “Security Documents” in clause 1.2 of the Principal Agreement;

3.1.6	by inserting the words “, the Charters, any other Long-Term Charter” after the words “the Management Agreements” in the first line of the definition of “Underlying Documents” in clause 1.2 of the Principal Agreement;

3.1.7	by inserting at the end of clause 1.4.3 of the Principal Agreement the following words: “and, for the avoidance of doubt, shall include any Basel 2 Regulation”;

3.1.8	by deleting clause 3.1.2 in its entirety, by deleting the heading “General” in the existing clause 3.1.1 and by renumbering the existing clause 3.1.1 as clause 3.1;

3.1.9	by adding after the word “agree” in the penultimate line of clause 3.2 of the Principal Agreement the following new words:

“Provided that the Borrowers may not select more than three (3) Interest Periods having a duration of one (1) month within the same calendar year”;

3.1.10	by amending the words “pursuant to clauses 4.3, 8.3.1(a) or 12.1” in the fifteenth line of clause 3.4 of the Principal Agreement to read “pursuant to clauses 4.3, 8.3.1(a), 8.4 or 12.1”;

3.1.11	by adding after the words “proportionately.” in the penultimate line of clause 4.5 of the Principal Agreement and immediately before the subsequent sentence, the following new sentence:

“Any amount prepaid pursuant to clause 8.4 shall be applied in reducing proportionately those repayment instalments under clause 4.1 (including the Balloon Instalments) which fall due on or after 23 July 2012.”;

3.1.12	by deleting clauses 7.2.13(b) and 7.2.13(c) in their entirety and by inserting a “.” instead of the “;” at the end of the remaining clause 7.2.13(a);

3.1.13	by deleting clause 8.1.14 of the Principal Agreement in its entirety and by replacing it with the following new clause 8.1.14:

“8.1.14	Charters

without prejudice to the rights of the Banks under the provisions of the relevant Ship Security Documents, advise the Agent promptly of any Long-Term Charter in respect of a Ship (other than the Charters) and (a) forthwith after its execution deliver a certified copy of each such Long-Term Charter to the Agent, (b) forthwith following demand by the Agent execute an assignment of such Long-Term Charter in favour of the Security Agent in the form or substantially the form of the Charter Assignments and any notice of assignment required in connection therewith and immediately after the Agent’s demand following an Event of Default give such notice to the relevant charterer and procure that within seven (7) days after the service of such notice of assignment on such charterer, the relevant charterer provides its acknowledgement of such notice in writing and in the form required by such assignment and (c) pay all legal and other costs incurred by the Agent or any other Creditor in connection with any such charter assignments; and”;

3.1.14	by deleting clause 8.3.12 in its entirety and by replacing it with the following new clause 8.3.12:

“8.3.12	Share capital and distribution

purchase or otherwise acquire for value any shares of their capital or declare or pay any dividends or distribute any of their present or future assets, undertaking, rights or revenues to any of their shareholders;”;

3.1.15	by inserting after clause 8.3.16 of the Principal Agreement the following new clause 8.4:

“8.4	Excess Cash recapture

8.4.1	On the first Interest Payment Date falling after each Excess Cash Calculation Date, the Borrowers shall prepay to the Agent (for the account of the Banks) such part of the Loan as is equal to the aggregate amount of the Excess Cash in relation to each of the Operating Accounts as at such Excess Cash Calculation Date. From each such Excess Cash Calculation Date until the due date of the relevant prepayment, the Borrowers undertake to maintain in each Operating Account, a minimum cash balance of no less than the amount to be prepaid on such date of prepayment.

8.4.2	The provisions of clause 4.4 and any relevant provisions of clause 4.5 shall apply to any prepayments made under this clause 8.4.

8.4.3	Notwithstanding the provisions of this clause 8.4, the provisions of clause 14.3 shall continue to apply at all times (but, in relation to withdrawals under clause 14.3.4, subject always to the prohibitions and restrictions of clause 8.3.12).”;

3.1.16	by amending the words “under clauses 8.1.5, 8.2 or 8.3” in the eighth and ninth lines of clause 10.1.3 of the Principal Agreement to read “under clauses 8.1.5, 8.2, 8.3 or 8.4”;

3.1.17	by deleting clause 10.1.28 of the Principal Agreement in its entirety and by replacing it with the following new clause 10.1.28:

“10.1.28 Shareholdings: there is any change in the legal and/or ultimate beneficial ownership of any of the shares in any of the Borrowers, the Corporate Guarantor, the Manager or any of them such that either of the Borrowers ceases to be a wholly-owned direct subsidiary of the Corporate Guarantor; or”;

3.1.18	by inserting after clause 10.1.32 of the Principal Agreement the following new clause 10.1.33 and by deleting the symbol “.” at the end of clause 10.1.32 of the Principal Agreement and replacing it with the words “; or”:

“10.1.33	Termination of Charter: either Charter is cancelled or terminated or becomes frustrated for any reason whatsoever (other than expiry by effluxion of time or the relevant Ship becoming a Total Loss) unless within thirty (30) days of any such event occurring:

(a)	the Borrowers and the Corporate Guarantor have presented to the Agent in writing an alternative remedial plan for the purpose of ensuring compliance with clause 8.2.1 of this Agreement and clause 5.3 of the Corporate Guarantee at all times throughout the Security Period; and

(b)	the Agent has advised the Borrowers and the Corporate Guarantor in writing that such plan is in all respects acceptable and satisfactory to the Agent in its absolute and unfettered discretion and the Borrowers or any other persons have complied in full with any terms imposed by the Agent in its absolute and unfettered discretion as a condition to accepting such plan;”;

3.1.19	by amending the words “under clauses 4.2, 4.3, 4.4, 8.2.1 or 12.1” in the first and beginning of the second line of clause 11.1.3 to read “under clauses 4.2, 4.3, 4.4, 8.2.1, 8.4 or 12.1”; and

3.1.20	by deleting in clause 12.2 of the Principal Agreement the words “any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which a Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits” and by inserting in their place the words “any Capital Adequacy Law or of compliance by a Bank with any Capital Adequacy Law”.

3.2	Amendments to Principal Corporate Guarantee

The Principal Corporate Guarantee shall with effect on and from the Effective Date be (and it is hereby) amended in accordance with the following provisions (and the Principal Corporate Guarantee (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):

3.2.1	by deleting clauses 4.2.7(b) and 4.2.7(c) in their entirety and by inserting a “.” instead of the “;” at the end of the remaining clause 4.2.7(a);

3.2.2	by adding after the words “and operating vessels” in the penultimate line of clause 5.2.1 of the Principal Corporate Guarantee the words “as well as of making other investments in the shipping and oil gas industry”;

3.2.3	by inserting at the end of clause 5.2.2 of the Principal Corporate Guarantee the following words:

“save for (a) the reorganisation and spin-off of the drillship activities of the Group into another company and the subsequent listing of that company and such business on NYSE or NASDAQ and (b) the redomiciliation of that company owing such business to the Marshall Islands, in each case as described and carried out in the manners described and disclosed in writing, by or on behalf of the Guarantor to the Agent prior to the date of the Supplemental Agreement;”; and

3.2.4	by deleting clause 5.2.6 of the Principal Corporate Guarantee in its entirety and by replacing it with the following new clause 5.2.6:

5.2.6	Share Capital and distribution

(a)	during the period from 19 May 2009 until 19 May 2011, purchase or otherwise acquire for value any shares of its capital or declare, pay or make any cash dividends or cash distributions to any of its shareholders; and

(b)	from 20 May 2011 and at all times thereafter, purchase or otherwise acquire for value any shares of its capital or declare, pay or make any cash dividends or cash distributions to any of its shareholders Provided always that the Guarantor may declare, pay or make any cash dividends or cash distributions to any of its shareholders if (i) the aggregate cash dividends or cash distributions in respect of any financial year do not exceed fifty per cent (50%) of its Net Income for such financial year, (ii) the Guarantor is not in any breach of any of the undertakings expressed to be assumed by it in clause 5.3 and (iii) no other Event of Default shall have occurred at the time of or would occur as a result of, declaration, payment or making of such cash dividends or cash distributions.”.

3.3	Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement, the Principal Corporate Guarantee and the other Security Documents shall continue in full force and effect and (a) the Principal Agreement and this Agreement shall be read and construed as one instrument and (b) the Principal Corporate Guarantee and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each Relevant Party represents and warrants to the Creditors that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of the Principal Corporate Guarantee were true and correct on the date of the Principal Agreement and the Principal Corporate Guarantee, respectively, and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which any of the Relevant Parties or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance on any of their undertakings, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of the Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or is to be a party or the performance by each Relevant Party of its obligations under such document has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 7 of the Principal Agreement (as amended by this Agreement) and clause 4 of the Principal Corporate Guarantee shall be deemed to be repeated by each Relevant Party on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The agreements and waivers of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in schedule 2 in form and substance satisfactory to the Agent.

5.2	General conditions precedent

The agreements and the waivers of the Creditors referred to in clause 2 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each were made with respect to the facts and circumstances existing at such time; and

5.2.2	no Default (other than those described in clause 2.1) having occurred and continuing at the time of the Effective Date.

5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Creditors and may be waived by the Agent in whole or in part with or without conditions.

6	Relevant Parties’ confirmation

6.1	Security Documents

Each of the Relevant Parties acknowledges and agrees, for the avoidance of doubt, that:

6.1.1	each of the Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement and the Principal Corporate Guarantee by this Agreement and the waivers and other amendments agreed by the Creditors in this Agreement; and

6.1.2	with effect from the Effective Date, references to “the Agreement” or “the Loan Agreement” or the “Corporate Guarantee” or the “Guarantee” in any of the other Security Documents to which it is a party shall henceforth be references to the Principal Agreement and the Principal Corporate Guarantee, respectively, as each amended by this Agreement and, in each case, as from time to time hereafter amended.

7	Expenses

7.1	Expenses

The Borrowers jointly and severally agree to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors:

7.1.1	in connection with the negotiation, preparation, execution and, where relevant, registration of the Relevant Documents and of any amendment or extension of, or the granting of any waiver or consent under, the Relevant Documents; and

7.1.2	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under the Relevant Documents or otherwise in respect of the monies owing and obligations incurred under the Relevant Documents, together with interest at the rate referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgement).

7.2	Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.

7.3	Stamp and other duties

The Borrowers jointly and severally agree to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

The provisions of clause 17.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Corporate Guarantor or the Manager shall be sent to the address of the Corporate Guarantor referred to in clause 8.1 of the Principal Corporate Guarantee:

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.3	Joint and several liability

Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by this Agreement notwithstanding that the other Borrower which was intended to sign or be bound may not do so or be effectual bound and notwithstanding that this Agreement may be invalid or unenforceable against the other Borrower whether or not the deficiency is known to the Creditors or any of them. The Banks shall be at liberty to release either of the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with either of the Borrowers without prejudicing or affecting the rights and remedies of the Creditors or any of them against the other Borrower.

9	Applicable law

9.1	Law

This Agreement (and any non-contractual obligation connected with it) is governed by, and shall be construed in accordance with, English law.

9.2	Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of each Creditor, that any legal action or proceedings arising out of or in connection with this Agreement (or any non-contractual obligation connected with it) against any of their assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Ince & Co. at present of International House, 1 St. Katharine’s Way, London E1W 1AY, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any Creditor to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. Each of the Relevant Parties further agrees that only the courts of England and not those of any other state shall have jurisdiction to determine any claim which any of the Relevant Parties may have against any Creditor arising out of or in connection with this Agreement (or any non-contractual obligation connected with it).

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed as a deed on the date first above written.

Schedule 1

The Banks

DnB NOR Bank ASA	20 St. Dunstan’s Hill
London EC3R 8HY
England

Fax no: +44 207 626 5956
Att: Shipping Department

Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1	Corporate authorisations

In relation to each of the Relevant Parties:

(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary’s certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and its shareholders approving this Agreement and the other Relevant Documents and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party’s obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party as:

(1)	being true and correct;

(2)	being duly passed at meetings of the directors of such Relevant Party and, as the case may be, of the shareholders of such Relevant Party each duly convened and held;

(3)	not having been amended, modified or revoked; and

(4)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any party pursuant to such resolutions; and

(c)	Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2	Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Creditors) in connection with, the execution, delivery, and performance of this Agreement and the other Relevant Documents to which such Relevant Party is or is to be a party;

3	Relevant Documents

the Charter Assignments and any notices of assignment required thereunder, each by the relevant Borrower duly executed;

4	Charters

a copy of each Charter;

5	Legal opinions

such legal opinions in relation to the laws of the Republic of the Marshall Islands and the laws of the Republic of Liberia and any other legal opinions as the Agent shall in its absolute discretion require; and

6	Process agent

a letter from each Relevant Party’s agent for receipt of service of proceedings accepting its appointment under this Agreement and the other Relevant Documents to which such Relevant Party is or is to be a party as such Relevant Party’s process agent.

Schedule 3

Form of Charter Assignment

Private & Confidential

Dated     June 2009

TEAM-UP OWNING COMPANY LIMITED

and

DNB NOR BANK ASA

CHARTER ASSIGNMENT

m.v. Saldanha

THIS ASSIGNMENT is made the      day of June 2009 BETWEEN:

1	TEAM-UP OWNING COMPANY LIMITED, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”); and

2	DNB NOR BANK ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Assignment through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England as security agent and trustee for and on behalf of the other Secured Creditors (as this term is defined herebelow) (the “Mortgagee”).

WHEREAS:

(A)	by a charterparty contract dated 25 June 2008 made between (1) Cosco Bulk Carriers Co. Ltd. of the People’s Republic of China (the “Charterer”) and (2) the Owner, which contract is on the date of this Agreement, incorporated in a recapitulation email dated 25 June 2008 addressed by Genoa Sea Brokers SPA the Charterer’s brokers acting on behalf of the Charterer to the Owner (the “Charter”), the Owner agreed to let to the Charterer, and the Charterer agreed to take on time charter, for the period and upon the terms and conditions therein mentioned, the Ship (as hereinafter defined);

(B)	by a loan agreement dated 4 December 2007 as amended from time to time (the “Loan Agreement”) and made between (1) the Owner and Orpheus Owning Company Limited as joint and several borrowers (therein and herein together referred to as the “Borrowers”), (2) DnB NOR Bank ASA as arranger, (3) DnB NOR Bank ASA as agent (in such capacity the “Agent”), security agent, swap provider (in such capacity the “Swap Provider”) and account bank and (4) the banks and financial institutions referred to in schedule 1 thereto as lenders (the “Banks” and, together with the Agent and the Swap Provider, the “Secured Creditors”), the Banks agreed (inter alia) to advance by way of loan to the Borrowers, jointly and severally, upon the terms and conditions therein contained, the principal sum of up to One hundred and one million one hundred and fifty thousand Dollars ($101,150,000);

(C)	by a 1992 ISDA Master Agreement (including the schedule thereto) dated as of 4 December 2007 (the “Master Swap Agreement”) and made between the Borrowers and the Swap Provider, the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) interest rate swap or other derivative transactions with the Borrowers in respect of the Loan, whether in whole or in part as the case may be from time to time;

(D)	pursuant to clause 16.14 of the Loan Agreement, each of the Secured Creditors has appointed the Mortgagee as its security agent and trustee and pursuant to a Trust Deed dated 4 December 2007 and executed by the Mortgagee (as trustee) in favour of the Secured Creditors, the Mortgagee agreed to hold, receive, administer and enforce this Assignment as security agent and trustee for and on behalf of itself and the Secured Creditors;

(E)	pursuant to the Loan Agreement, the Owner has executed in favour of the Mortgagee a first priority statutory Maltese mortgage dated 13 December 2007 (the “Mortgage”) on the motor vessel Saldanha documented in the name of the Owner under the laws and flag of Malta under Official Number 9268992 (the “Ship”) as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Deed of Covenant) (as defined below);

(F)	pursuant to the Loan Agreement, the Owner has executed in favour of the Mortgagee a deed of covenant dated 13 December 2007 (the “Deed of Covenant”) collateral to the Mortgage, whereby the Owner has assigned and agreed to assign to the Mortgagee the Earnings and Insurances of, and any Requisition Compensation for, the Ship as security for the payment by the Owner of the Outstanding Indebtedness; and

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(G)	this Assignment is a charter assignment referred to in clause 8.1.14 of the Loan Agreement in respect of the Ship and is supplemental to the Loan Agreement, the Master Swap Agreement, the Mortgage and the Deed of Covenant and to the security thereby created and shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW THIS ASSIGNMENT WITNESSES AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Deed of Covenant (whether expressly or by reference to the Mortgage and/or the Loan Agreement) shall, unless otherwise defined in this Assignment, or the context otherwise requires, have the same meanings when used in this Assignment.

1.2	Definitions

In this Assignment, unless the context otherwise requires:

“Agent” includes its successors in title and its replacements;

“Assigned Property” means all of the Owner’s right, title and interest in and to:

(a)	the Charter Earnings; and

(b)	all other Charter Rights;

“Banks” includes their successors in title and Transferee Banks; “Charter” means the charterparty referred to in Recital (A) hereto;

“Charter Earnings” means all money whatsoever payable by the Charterer to the Owner under or pursuant to the Charter and/or any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer’s obligations under or pursuant to the Charter including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by the Charterer of the Charter;

“Charterer” includes the successors in title of the Charterer;

“Charter Rights” means all of the rights of the Owner under or pursuant to the Charter and any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer’s obligations under or pursuant to the Charter including (without limitation) the right to receive the Charter Earnings;

“Collateral Instrument” means any note, bill of exchange, certificate of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable under the Security Documents and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Loan” means the aggregate principal amount advanced by the Banks to the Borrowers pursuant to the Loan Agreement or, as the context may require, the amount thereof at any time outstanding;

“Loan Agreement” means the agreement dated 4 December 2007 mentioned in Recital (B) hereto as amended and supplemented from time to time;

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“Master Swap Agreement” means the agreement referred to in recital (B) hereto;

“Master Swap Agreement Liabilities” means at any relevant time all liabilities, actual or contingent, present or future, owing by the Borrowers to the Swap Provider under the Master Swap Agreement;

“Mortgagee” includes its successors in title and its replacements;

“Operating Account” means an interest bearing Dollar account of the Owner opened by the Owner with the Account Bank and with account number 63519002 and includes any sub-accounts thereof and any other account designated in writing by the Mortgagee to be an Operating Account for the purposes of this Assignment;

“Outstanding Indebtedness” means the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Agreement Liabilities, the Expenses and all other sums of money from time to time owing to the Mortgagee, the Secured Creditors or any of them, whether actually or contingently, under the Loan Agreement and the other Security Documents or any of them;

“Owner” includes its successors in title;

“Security Documents” means the Loan Agreement, the Master Swap Agreement, the Mortgage, the Deed of Covenant, this Assignment and any other document which is defined as such in the Loan Agreement and such other documents as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon, the Master Swap Agreement Liabilities, and other moneys from time to time owing by the Borrowers or either of them or any other Security Parties pursuant to the Loan Agreement or the Master Swap Agreement or the Security Documents or any of them (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means the Owner, the other Borrower and any other party who may at any time be a party to any of the Security Documents (other than the Creditors);

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder; and

“Swap Provider” includes its successors in title.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Assignment.

1.4	Construction of certain terms

The provisions of clause 1.6 of the Deed of Covenant shall apply mutatis mutandis to this Assignment as if set out herein and as if references therein to “this Deed” were references to this Assignment.

1.5	Conflict with Deed of Covenant

This Assignment shall be read together with the Deed of Covenant but in case of any conflict between the two instruments the provisions of the Deed of Covenant shall prevail.

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2	Warranty

The Owner hereby represents and warrants to the Mortgagee that:

2.1	the Owner is the sole, legal and beneficial owner of the whole of the Assigned Property free from all Encumbrances and other interests and rights of every kind;

2.2	the copy of the Charter delivered by the Owner to the Mortgagee is a true and complete copy of such document (in the form of the recapitulation e-mail referred to in Recital (A)), the Charter constitutes the valid and binding obligations of the parties thereto enforceable in accordance with its terms, is in full force and effect and there have been no amendments or variations thereof or defaults thereunder;

2.3	the Ship has been delivered to and accepted by the Charterer for service under the Charter; and

2.4	there are no commissions, rebates, premiums or other payments in connection with the Charter other than as disclosed by the Owner to the Mortgagee in writing prior to the date hereof.

3	Assignment and application of money

3.1	Assignment

By way of security for the Outstanding Indebtedness, the Owner with full title guarantee hereby assigns and agrees to assign to the Mortgagee absolutely all its rights title and interest to the Assigned Property and all its benefits and interests present and future therein Provided however that the Charter Earnings shall be payable to the Operating Account until such time as an Event of Default shall occur and be continuing and the Mortgagee shall direct to the contrary whereupon the Owner shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Charter Earnings are then payable to pay the same to the Mortgagee or as it may direct and any Charter Earnings then in the hands of the Owner’s brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Mortgagee.

3.2	Notice

The Owner hereby covenants and undertakes with the Mortgagee that it will forthwith after the Mortgagee’s demand following an Event of Default give written notice of the assignment contained in clause 3.1 to the Charterer in the form set out in schedule 1 and will procure that within seven (7) days after the giving of such notice the Charterer delivers to the Mortgagee a copy thereof with the acknowledgement thereof set out in such schedule duly executed by the Charterer.

3.3	Application

All moneys received by the Mortgagee in respect of the Assigned Property shall be held and applied by it in accordance with the terms of clauses 8.1 and 8.3 of the Deed of Covenant.

3.4	Shortfalls

In the event that the balance referred to in clause 8.1 of the Deed of Covenant is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

3.5	Use of Owner’s name

The Owner covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee’s rights under this Assignment and to allow its name to be used as and when required by the Mortgagee for that purpose in each case following an Event of Default.

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3.6	Reassignment

Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness the Mortgagee (acting on the instructions of the Majority Banks) shall, at the request and cost of the Owner, re-assign the Assigned Property to the Owner or as it may direct.

4	Undertakings

4.1	Covenants and undertakings

The Owner hereby covenants and undertakes with the Mortgagee that throughout the Security Period:

4.1.1	Negative undertakings

it will not, without the previous written consent of the Mortgagee (acting on the instructions of the Majority Banks):

(a)	Variations

agree to any variation of the charterhire payable under the Charter or the duration of the Charter or any other material variation of the Charter; or

(b)	Releases and waivers

release the Charterer from any of the Charterer’s obligations under the Charter or waive any breach of the Charterer’s obligations thereunder or consent to any such act or omission of the Charterer as would otherwise constitute such breach;

(c)	Termination or extension

terminate the Charter for any reason whatsoever; or

(d)	Consents

grant any consent which may be required from the Owner under the Charter;

4.1.2	Performance of Charter obligations

it will perform its obligations under the Charter and use its best endeavours to procure that the Charterer shall perform its obligations under the Charter;

4.1.3	Information

it will supply to the Mortgagee all information, accounts and records that may be necessary or of assistance to enable the Mortgagee to verify the amount of all payments of charterhire and any other amount payable under the Charter; and

4.1.4	Original Charter

it will provide the Mortgagee with a certified true copy of the executed Charter as soon as it becomes available in the form of a charterparty and with an original executed Charter forthwith following the Mortgagee’s demand.

4.2	Withdrawal

The Owner hereby covenants and undertakes with the Mortgagee that, in the event of any payment of charterhire or other amount owing to the Owner not being made by the Charterer on the due date (as such due date is determined pursuant to the terms of the Charter) and the

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Owner has sent to the Charterer notice that it has failed to make proper and timely payment and, as a result the Owner has the right to withdraw the Ship from service of the Charterer under the Charter, the Owner will, if so directed by the Mortgagee, exercise such right at such time and in such manner as the Mortgagee shall so direct.

5	Continuing security

5.1	Continuing security

The security created by this Assignment shall:

5.1.1	be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions in the Security Documents contained, express or implied and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee and/or the Secured Creditors in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee and/or the Secured Creditors or any of them);

5.1.2	be in addition to, and shall not in any way prejudice or affect and may be enforced by the Mortgagee without prior recourse to the security created by any of the other Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee and/or the Secured Creditors or any right or remedy of the Mortgagee and/or the Secured Creditors thereunder; and

5.1.3	not in any way be prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or performance or indulgence or compounding with any person liable.

5.2	Rights additional

All the rights, remedies and powers vested in the Mortgagee hereunder shall be an addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee and/or the Secured Creditors or any of them under the Loan Agreement, this Assignment, the other Security Documents or any Collateral Instrument or at law and that all the powers so vested in the Mortgagee and/or the Secured Creditors may be exercised from time to time and as often as the Mortgagee and/or the Secured Creditors may deem expedient.

5.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Assignment or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagee or to which the Mortgagee may at any time be entitled under the Mortgage and/or this Assignment.

5.4	Obligations of the Owner

The Owner shall remain liable to perform all the obligations assumed by it in relation to the Assigned Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

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5.5	Discharge of Mortgage

Notwithstanding that this Assignment is expressed to be supplemental to the Loan Agreement, the Master Swap Agreement and the Mortgage, it shall continue in full force and effect after any discharge of the Loan Agreement, the Master Swap Agreement or the Mortgage.

6	Powers of Mortgagee

6.1	Protective action

The provisions of clause 6.1 of the Deed of Covenant shall apply mutatis mutandis to this Assignment as if set out herein and as if references therein to “this Deed” were references to this Assignment.

6.2	Powers on Event of Default

Upon the happening of an Event of Default, the Mortgagee shall become forthwith entitled, as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee and/or chargee of the Assigned Property (whether at law, by virtue of this Assignment or otherwise) and in particular (without limiting the generality of the foregoing):

6.2.1	to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising in respect of the Charter and/or the property hereby assigned or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit;

6.2.2	to discharge, compound, release or compromise claims in respect of the Charter and/or the Assigned Property or any part thereof which have given or may give rise to any charge or lien or other claim on the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof; and

6.2.3	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 6.2.

6.3	Liability of Mortgagee

The Mortgagee shall not be liable as mortgagee in possession in respect of any of the Assigned Property to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

7	Attorney

7.1	Appointment

By way of security, the Owner hereby irrevocably appoints the Mortgagee to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things (including, without limiting the generality of the foregoing, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Charter, to endorse any cheque or other instrument or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Mortgagee may deem to be necessary or advisable and otherwise to do any and all things which the Owner itself could do in relation to the Assigned Property) which may be required for the full exercise of all or any of the rights, powers or remedies conferred hereby or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of

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attorney under the Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto Provided always that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of any Event of Default.

7.2	Exercise of power

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such event has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

7.3	Filings

The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise, to agree the form of and to execute and do all deeds, instrument, acts and things in order to file, record, register or enrol this Assignment and/or any notice and/or acknowledgement of the assignment herein contained in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Owner pursuant to clause 8.

8	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually assigning, mortgaging and charging the Assigned Property or perfecting the security constituted or intended to be constituted by this Assignment.

9	Notices

The provisions of clause 17.1 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Assignment as if set out herein and as if references therein to the “Borrowers or either of them” and “the Security Agent” were references to the Owner and the Mortgagee, respectively.

10	Law, jurisdiction and other provisions

10.1	Law

This Assignment and any non-contractual obligations in connection with this Assignment are governed by, and shall be construed in accordance with, English law.

10.2	Submission to jurisdiction

For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Assignment (including any non-contractual obligations in connection with this Assignment) may be brought in the English courts or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Assignment (including any non-contractual obligations in connection with this Assignment). The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers Ince & Co. at present of International House, 1 St. Katharine’s Way, London E1W 1AY, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Assignment (including any non-contractual obligations in connection with this Assignment). The submission to such jurisdiction shall not (and shall not be

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construed so as to) limit the right of the Mortgagee to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings by the Mortgagee in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against the Mortgagee arising out of, or in connection with, this Assignment (including any non-contractual obligations in connection with this Assignment).

10.3	Counterparts

This Assignment may be entered into in the form of two counterparts, each executed by one of the parties, and provided all the parties shall so execute this Assignment, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

10.4	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with this Assignment or the Charter shall be in the English language or shall be accompanied by a certified English translation upon which the recipient shall be entitled to rely.

10.5	Severability of provisions

Each of the provisions of this Assignment are severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Assignment shall not in any way be affected or impaired thereby.

10.6	Contracts (Rights of Third Parties) Act 1999

No term of this Assignment is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Assignment.

IN WITNESS whereof this Assignment has been duly executed as a deed the day and year first above written.

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Schedule 1

Forms of Notice of Assignment of Charter

To:	Cosco Bulk Carriers Co. Ltd.

People’s Republic of China

m.v. Saldanha

We refer to the charterparty contract dated 25 June 2008 made between (1) you, Cosco Bulk Carriers Co. Ltd. of the People’s Republic of China (the “Charterer”) and (2) us, Team-Up Owning Company Limited of the Marshall Islands (the “Owner”), which contract is on the date of this Agreement, incorporated in a recapitulation email dated 25 June 2008 addressed by Genoa Sea Brokers SPA the Charterer’s brokers acting on behalf of the Charterer to the Owner, whereby we agreed to let and you agreed to take on time charter, for the period and upon the terms and conditions therein mentioned, the motor vessel Saldanha, registered in our name under the flag of Malta (the “Ship”) (the “Charter”).

NOW WE HEREBY GIVE YOU NOTICE:

1	that by an Assignment dated [—] 2009 (the “Assignment”) made between us and DnB NOR Bank ASA of 20 St. Dunstan’s Hill, London EC3R 8HY, England (the “Assignee”) as security agent and trustee for certain banks and financial institutions, we have assigned to the Assignee all our rights title and interest to and in any moneys whatsoever payable to us under the Charter and all other rights and benefits whatsoever accruing to us under the Charter including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by you of the Charter;

2	that you are hereby irrevocably authorised and instructed to pay such moneys as aforesaid to our bank account with account number 63519002 held with the Assignee or to such other account as the Assignee may from time to time direct; and

3	that the said Assignment includes provisions that no variations shall be made to the charterhire payable under the Charter or the duration of the Charter or any other material variation of the Charter (nor shall you be released from your obligations thereunder) without the previous written consent of the Assignee and we shall remain liable to perform all our obligations under the Charter and the Assignee shall be under no obligation of any kind whatsoever in respect thereof.

The authority and instructions herein contained cannot be revoked or varied by us without the consent of the Assignee.

This letter and any non-contractual obligations in connection with this letter are governed by, and shall be construed in accordance with, English law.

For and on behalf of
TEAM-UP OWNING COMPANY LIMITED

Dated: [—]

10

Form of Charterer’s Consent and Agreement

(on duplicate)

To: DnB NOR Bank ASA

To: Team-Up Owning Company Limited

We acknowledge receipt of the notice set out above and consent to the assignment referred to therein and, in consideration of US$10 and other good and valuable consideration (the receipt and adequacy of which we hereby acknowledge), we hereby undertake with, and confirm to, the Assignee as follows:

(a)	to pay all amounts due from us under the Charter in full in Dollars (and without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings) to your account held with DnB NOR Bank ASA at 20 St. Dunstan’s Hill, London EC3R 8HY, England with account number 63519002 or to the order of the Assignee;

(b)	to permit the Assignee to enforce all other rights and benefits whatsoever accrued or accruing to the Owner under the Charter and for this purpose to take over or institute proceedings in respect thereof;

(c)	not, without the prior written consent of the Assignee to agree, to any variation of the Charter;

(d)	to perform our obligations under the Charter; and

(e)	that we have not received any notice of any prior charge, assignment or encumbrance over the Owner’s right, title and interest in and to the Charter.

This letter and any non-contractual obligations in connection with this letter are governed by, and shall be construed in accordance with, English law.

By:
for and on behalf of
COSCO BULK CARRIERS CO. LTD.

Date: [—]

11

EXECUTED as a DEED	)
by	)
for and on behalf of	)
TEAM-UP OWNING COMPANY LIMITED	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
DNB NOR BANK ASA	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

12

Private & Confidential

Dated      June 2009

ORPHEUS OWNING COMPANY LIMITED

and

DNB NOR BANK ASA

CHARTER ASSIGNMENT

m.v. Avoca

Contents

Clause		Page

1	Definitions	2

2	Warranty	3

3	Assignment and application of money	4

4	Undertakings	5

5	Continuing security	6

6	Powers of Mortgagee	7

7	Attorney	7

8	Further assurance	8

9	Notices	8

10	Law, jurisdiction and other provisions	8

Schedule 1 Forms of Notice of Assignment of Charter		10

THIS ASSIGNMENT is made the      day of June 2009 BETWEEN:

1	ORPHEUS OWNING COMPANY LIMITED, a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”); and

2	DNB NOR BANK ASA, a company incorporated in Norway with its registered office at Stranden 21, P.O. Box 1171 Sentrum N-0107 Oslo, Norway, acting for the purposes of this Assignment through its branch at 20 St. Dunstan’s Hill, London EC3R 8HY, England as security agent and trustee for and on behalf of the other Secured Creditors (as this term is defined herebelow) (the “Mortgagee”).

WHEREAS:

(A)	by a charterparty contract dated 3 September 2008 made between (1) Cosco Qingdao (Qingdao Ocean Shipping Company, Limited) of the People’s Republic of China (the “Charterer”) and (2) the Owner, which contract is on the date of this Agreement, incorporated in a recapitulation email dated 3 September 2008 addressed by Simpson Spence & Young the Charterer’s brokers acting on behalf of the Charterer to the Owner (the “Charter”), the Owner agreed to let to the Charterer, and the Charterer agreed to take on time charter, for the period and upon the terms and conditions therein mentioned, the Ship (as hereinafter defined);

(B)	by a loan agreement dated 4 December 2007 as amended from time to time (the “Loan Agreement”) and made between (1) the Owner and Team-Up Owning Company Limited as joint and several borrowers (therein and herein together referred to as the “Borrowers”), (2) DnB NOR Bank ASA as arranger, (3) DnB NOR Bank ASA as agent (in such capacity the “Agent”), security agent, swap provider (in such capacity the “Swap Provider”) and account bank and (4) the banks and financial institutions referred to in schedule 1 thereto as lenders (the “Banks” and, together with the Agent and the Swap Provider, the “Secured Creditors”), the Banks agreed (inter alia) to advance by way of loan to the Borrowers, jointly and severally, upon the terms and conditions therein contained, the principal sum of up to One hundred and one million one hundred and fifty thousand Dollars ($101,150,000);

(C)	by a 1992 ISDA Master Agreement (including the schedule thereto) dated as of 4 December 2007 (the “Master Swap Agreement”) and made between the Borrowers and the Swap Provider, the Swap Provider agreed the terms and conditions upon which it would enter into (inter alia) interest rate swap or other derivative transactions with the Borrowers in respect of the Loan, whether in whole or in part as the case may be from time to time;

(D)	pursuant to clause 16.14 of the Loan Agreement, each of the Secured Creditors has appointed the Mortgagee as its security agent and trustee and pursuant to a Trust Deed dated 4 December 2007 and executed by the Mortgagee (as trustee) in favour of the Secured Creditors, the Mortgagee agreed to hold, receive, administer and enforce this Assignment as security agent and trustee for and on behalf of itself and the Secured Creditors;

(E)	pursuant to the Loan Agreement, the Owner has executed in favour of the Mortgagee a first priority statutory Maltese mortgage dated 29 January 2008 (the “Mortgage”) on the motor vessel Avoca documented in the name of the Owner under the laws and flag of Malta under Official Number 9310446 (the “Ship”) as security for the payment by the Owner of the Outstanding Indebtedness (as that expression is defined in the Deed of Covenant) (as defined below);

(F)	pursuant to the Loan Agreement, the Owner has executed in favour of the Mortgagee a deed of covenant dated 29 January 2008 (the “Deed of Covenant”) collateral to the Mortgage, whereby the Owner has assigned and agreed to assign to the Mortgagee the Earnings and Insurances of, and any Requisition Compensation for, the Ship as security for the payment by the Owner of the Outstanding Indebtedness; and

(G)	this Assignment is a charter assignment referred to in clause 8.1.14 of the Loan Agreement in respect of the Ship and is supplemental to the Loan Agreement, the Master Swap Agreement, the Mortgage and the Deed of Covenant and to the security thereby created and shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

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NOW THIS ASSIGNMENT WITNESSES AND IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Deed of Covenant (whether expressly or by reference to the Mortgage and/or the Loan Agreement) shall, unless otherwise defined in this Assignment, or the context otherwise requires, have the same meanings when used in this Assignment.

1.2	Definitions

In this Assignment, unless the context otherwise requires:

“Agent” includes its successors in title and its replacements;

“Assigned Property” means all of the Owner’s right, title and interest in and to:

(a)	the Charter Earnings; and

(b)	all other Charter Rights;

“Banks” includes their successors in title and Transferee Banks;

“Charter” means the charterparty referred to in Recital (A) hereto;

“Charter Earnings” means all money whatsoever payable by the Charterer to the Owner under or pursuant to the Charter and/or any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer’s obligations under or pursuant to the Charter including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by the Charterer of the Charter;

“Charterer” includes the successors in title of the Charterer;

“Charter Rights” means all of the rights of the Owner under or pursuant to the Charter and any guarantee, security or other assurance given to the Owner at any time in respect of the Charterer’s obligations under or pursuant to the Charter including (without limitation) the right to receive the Charter Earnings;

“Collateral Instrument” means any note, bill of exchange, certificate of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any indebtedness or liabilities of the Borrowers or either of them or any other person liable under the Security Documents and includes any documents or instruments creating or evidencing a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind;

“Loan” means the aggregate principal amount advanced by the Banks to the Borrowers pursuant to the Loan Agreement or, as the context may require, the amount thereof at any time outstanding;

“Loan Agreement” means the agreement dated 4 December 2007 mentioned in Recital (B) hereto as amended and supplemented from time to time;

“Master Swap Agreement” means the agreement referred to in recital (B) hereto;

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“Master Swap Agreement Liabilities” means at any relevant time all liabilities, actual or contingent, present or future, owing by the Borrowers to the Swap Provider under the Master Swap Agreement;

“Mortgagee” includes its successors in title and its replacements;

“Operating Account” means an interest bearing Dollar account of the Owner opened by the Owner with the Account Bank and with account number 63520002 and includes any sub-accounts thereof and any other account designated in writing by the Mortgagee to be an Operating Account for the purposes of this Assignment;

“Outstanding Indebtedness” means the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Agreement Liabilities, the Expenses and all other sums of money from time to time owing to the Mortgagee, the Secured Creditors or any of them, whether actually or contingently, under the Loan Agreement and the other Security Documents or any of them;

“Owner” includes its successors in title;

“Security Documents” means the Loan Agreement, the Master Swap Agreement, the Mortgage, the Deed of Covenant, this Assignment and any other document which is defined as such in the Loan Agreement and such other documents as may have been or may hereafter be executed to guarantee and/or secure all or any part of the Loan, interest thereon, the Master Swap Agreement Liabilities, and other moneys from time to time owing by the Borrowers or either of them or any other Security Parties pursuant to the Loan Agreement or the Master Swap Agreement or the Security Documents or any of them (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means the Owner, the other Borrower and any other party who may at any time be a party to any of the Security Documents (other than the Creditors);

“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder; and

“Swap Provider” includes its successors in title.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Assignment.

1.4	Construction of certain terms

The provisions of clause 1.6 of the Deed of Covenant shall apply mutatis mutandis to this Assignment as if set out herein and as if references therein to “this Deed” were references to this Assignment.

1.5	Conflict with Deed of Covenant

This Assignment shall be read together with the Deed of Covenant but in case of any conflict between the two instruments the provisions of the Deed of Covenant shall prevail.

2	Warranty

The Owner hereby represents and warrants to the Mortgagee that:

2.1	the Owner is the sole, legal and beneficial owner of the whole of the Assigned Property free from all Encumbrances and other interests and rights of every kind;

3

2.2	the copy of the Charter delivered by the Owner to the Mortgagee is a true and complete copy of such document (in the form of the recapitulation email referred to in Recital (A)), the Charter constitutes the valid and binding obligations of the parties thereto enforceable in accordance with its terms, is in full force and effect and there have been no amendments or variations thereof or defaults thereunder;

2.3	the Ship has been delivered to and accepted by the Charterer for service under the Charter; and

2.4	there are no commissions, rebates, premiums or other payments in connection with the Charter other than as disclosed by the Owner to the Mortgagee in writing prior to the date hereof.

3	Assignment and application of money

3.1	Assignment

By way of security for the Outstanding Indebtedness, the Owner with full title guarantee hereby assigns and agrees to assign to the Mortgagee absolutely all its rights title and interest to the Assigned Property and all its benefits and interests present and future therein Provided however that the Charter Earnings shall be payable to the Operating Account until such time as an Event of Default shall occur and be continuing and the Mortgagee shall direct to the contrary whereupon the Owner shall forthwith, and the Mortgagee may at any time thereafter, instruct the persons from whom the Charter Earnings are then payable to pay the same to the Mortgagee or as it may direct and any Charter Earnings then in the hands of the Owner’s brokers or other agents shall be deemed to have been received by them for the use and on behalf of the Mortgagee.

3.2	Notice

The Owner hereby covenants and undertakes with the Mortgagee that it will forthwith after the Mortgagee’s demand following an Event of Default give written notice of the assignment contained in clause 3.1 to the Charterer in the form set out in schedule 1 and will procure that within seven (7) days after the giving of such notice the Charterer delivers to the Mortgagee a copy thereof with the acknowledgement thereof set out in such schedule duly executed by the Charterer.

3.3	Application

All moneys received by the Mortgagee in respect of the Assigned Property shall be held and applied by it in accordance with the terms of clauses 8.1 and 8.3 of the Deed of Covenant.

3.4	Shortfalls

In the event that the balance referred to in clause 8.1 of the Deed of Covenant is insufficient to pay in full the whole of the Outstanding Indebtedness, the Mortgagee shall be entitled to collect the shortfall from the Owner or any other person liable for the time being therefor.

3.5	Use of Owner’s name

The Owner covenants and undertakes with the Mortgagee to do or permit to be done each and every act or thing which the Mortgagee may from time to time require to be done for the purpose of enforcing the Mortgagee’s rights under this Assignment and to allow its name to be used as and when required by the Mortgagee for that purpose in each case following an Event of Default.

3.6	Reassignment

Upon payment and discharge in full to the satisfaction of the Mortgagee of the Outstanding Indebtedness the Mortgagee (acting on the instructions of the Majority Banks) shall, at the request and cost of the Owner, re-assign the Assigned Property to the Owner or as it may direct.

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4	Undertakings

4.1	Covenants and undertakings

The Owner hereby covenants and undertakes with the Mortgagee that throughout the Security Period:

4.1.1	Negative undertakings

it will not, without the previous written consent of the Mortgagee (acting on the instructions of the Majority Banks):

(a)	Variations

agree to any variation of the charterhire payable under the Charter of the duration of the Charter or any other material variation of the Charter; or

(b)	Releases and waivers

release the Charterer from any of the Charterer’s obligations under the Charter or waive any breach of the Charterer’s obligations thereunder or consent to any such act or omission of the Charterer as would otherwise constitute such breach;

(c)	Termination or extension

terminate the Charter for any reason whatsoever; or

(d)	Consents

grant any consent which may be required from the Owner under the Charter;

4.1.2	Performance of Charter obligations

it will perform its obligations under the Charter and use its best endeavours to procure that the Charterer shall perform its obligations under the Charter;

4.1.3	Information

it will supply to the Mortgagee all information, accounts and records that may be necessary or of assistance to enable the Mortgagee to verify the amount of all payments of charterhire and any other amount payable under the Charter; and

4.1.4	Original Charter

it will provide the Mortgagee with a certified true copy of the executed Charter as soon as it becomes available in the form of a charterparty and with an original executed Charter forthwith following the Mortgagee’s demand.

4.2	Withdrawal

The Owner hereby covenants and undertakes with the Mortgagee that, in the event of any payment of charterhire or other amount owing to the Owner not being made by the Charterer on the due date (as such due date is determined pursuant to the terms of the Charter) and the Owner has sent to the Charterer notice that it has failed to make proper and timely payment and, as a result the Owner has the right to withdraw the Ship from service of the Charterer under the Charter, the Owner will, if so directed by the Mortgagee, exercise such right at such time and in such manner as the Mortgagee shall so direct.

5

5	Continuing security

5.1	Continuing security

The security created by this Assignment shall:

5.1.1	be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions in the Security Documents contained, express or implied and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Mortgagee and/or the Secured Creditors in respect of the Outstanding Indebtedness or any part thereof and the Mortgagee and/or the Secured Creditors or any of them);

5.1.2	be in addition to, and shall not in any way prejudice or affect and may be enforced by the Mortgagee without prior recourse to the security created by any of the other Security Documents or by any present or future Collateral Instruments, right or remedy held by or available to the Mortgagee and/or the Secured Creditors or any right or remedy of the Mortgagee and/or the Secured Creditors thereunder; and

5.1.3	not in any way be prejudiced or affected by the existence of any of the other Security Documents or any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Mortgagee dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or performance or indulgence or compounding with any person liable.

5.2	Rights additional

All the rights, remedies and powers vested in the Mortgagee hereunder shall be an addition to and not a limitation of any and every other right, power or remedy vested in the Mortgagee and/or the Secured Creditors or any of them under the Loan Agreement, this Assignment, the other Security Documents or any Collateral Instrument or at law and that all the powers so vested in the Mortgagee and/or the Secured Creditors may be exercised from time to time and as often as the Mortgagee and/or the Secured Creditors may deem expedient.

5.3	No enquiry

The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Assignment or to make any claim or take any action to collect any moneys hereby assigned or to enforce any rights or benefits hereby assigned to the Mortgagee or to which the Mortgagee may at any time be entitled under the Mortgage and/or this Assignment.

5.4	Obligations of the Owner

The Owner shall remain liable to perform all the obligations assumed by it in relation to the Assigned Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof.

5.5	Discharge of Mortgage

Notwithstanding that this Assignment is expressed to be supplemental to the Loan Agreement, the Master Swap Agreement and the Mortgage, it shall continue in full force and effect after any discharge of the Loan Agreement, the Master Swap Agreement or the Mortgage.

6

6	Powers of Mortgagee

6.1	Protective action

The provisions of clause 6.1 of the Deed of Covenant shall apply mutatis mutandis to this Assignment as if set out herein and as if references therein to “this Deed” were references to this Assignment.

6.2	Powers on Event of Default

Upon the happening of an Event of Default, the Mortgagee shall become forthwith entitled, as and when it may see fit, to exercise in relation to the Assigned Property or any part thereof all or any of the rights, powers and remedies possessed by it as assignee and/or chargee of the Assigned Property (whether at law, by virtue of this Assignment or otherwise) and in particular (without limiting the generality of the foregoing):

6.2.1	to collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising in respect of the Charter and/or the property hereby assigned or any part thereof, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit;

6.2.2	to discharge, compound, release or compromise claims in respect of the Charter and/or the Assigned Property or any part thereof which have given or may give rise to any charge or lien or other claim on the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof or which are or may be enforceable by proceedings against the Ship, her Earnings, Insurances or Requisition Compensation or any part thereof; and

6.2.3	to recover from the Owner on demand all Expenses incurred or paid by the Mortgagee in connection with the exercise of the powers (or any of them) referred to in this clause 6.2.

6.3	Liability of Mortgagee

The Mortgagee shall not be liable as mortgagee in possession in respect of any of the Assigned Property to account or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

7	Attorney

7.1	Appointment

By way of security, the Owner hereby irrevocably appoints the Mortgagee to be its attorney generally for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things (including, without limiting the generality of the foregoing, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Charter, to endorse any cheque or other instrument or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Mortgagee may deem to be necessary or advisable and otherwise to do any and all things which the Owner itself could do in relation to the Assigned Property) which may be required for the full exercise of all or any of the rights, powers or remedies conferred hereby or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney under the Powers of Attorney Act 1971, and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Mortgagee may execute or do pursuant thereto Provided always that such power shall not be exercisable by or on behalf of the Mortgagee until the happening of any Event of Default.

7

7.2	Exercise of power

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether any Event of Default has happened, nor shall such person be in any way affected by notice that no such event has happened, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

7.3	Filings

The Owner hereby irrevocably appoints the Mortgagee to be its attorney in its name and on its behalf and as its act and deed or otherwise, to agree the form of and to execute and do all deeds, instrument, acts and things in order to file, record, register or enrol this Assignment and/or any notice and/or acknowledgement of the assignment herein contained in any court, public office or elsewhere which the Mortgagee may in its discretion consider necessary or advisable, now or in the future, to ensure the legality, validity, enforceability or admissibility in evidence thereof and any other assurance, document, act or thing required to be executed by the Owner pursuant to clause 8.

8	Further assurance

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually assigning, mortgaging and charging the Assigned Property or perfecting the security constituted or intended to be constituted by this Assignment.

9	Notices

The provisions of clause 17.1 of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Assignment as if set out herein and as if references therein to the “Borrowers or either of them” and “the Security Agent” were references to the Owner and the Mortgagee, respectively.

10	Law, jurisdiction and other provisions

10.1	Law

This Assignment and any non-contractual obligations in connection with this Assignment are governed by, and shall be construed in accordance with, English law.

10.2	Submission to jurisdiction

For the benefit of the Mortgagee, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Assignment (including any non-contractual obligations in connection with this Assignment) may be brought in the English courts or in the courts of any other country chosen by the Mortgagee, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Assignment (including any non-contractual obligations in connection with this Assignment). The Owner irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Mortgagee and irrevocably designates, appoints and empowers Ince & Co. at present of International House, 1 St. Katharine’s Way, London E1W 1AY, England to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Assignment (including any non-contractual obligations in connection with this Assignment). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Mortgagee to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings by the Mortgagee in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owner may have against the Mortgagee arising out of, or in connection with, this Assignment (including any non-contractual obligations in connection with this Assignment).

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10.3	Counterparts

This Assignment may be entered into in the form of two counterparts, each executed by one of the parties, and provided all the parties shall so execute this Assignment, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

10.4	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with this Assignment or the Charter shall be in the English language or shall be accompanied by a certified English translation upon which the recipient shall be entitled to rely.

10.5	Severability of provisions

Each of the provisions of this Assignment are severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Assignment shall not in any way be affected or impaired thereby.

10.6	Contracts (Rights of Third Parties) Act 1999

No term of this Assignment is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Assignment.

IN WITNESS whereof this Assignment has been duly executed as a deed the day and year first above written.

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Schedule 1

Forms of Notice of Assignment of Charter

To:	Cosco Qingdao (Qingdao Ocean Shipping Company, Limited)

People’s Republic of China

m.v. Avoca

We refer to the charterparty contract dated 3 September 2008 made between (1) you, Cosco Qingdao (Qingdao Ocean Shipping Company, Limited) of the People’s Republic of China (the “Charterer”) and (2) us, Orpheus Owning Company Limited of the Marshall Islands (the “Owner”), which contract is on the date of this Agreement, incorporated in a recapitulation email dated 3 September 2008 addressed by Simpson Spence & Young the Charterer’s brokers acting on behalf of the Charterer to the Owner, whereby we agreed to let and you agreed to take on time charter, for the period and upon the terms and conditions therein mentioned, the motor vessel Avoca, registered in our name under the flag of Malta (the “Ship”) (the “Charter”).

NOW WE HEREBY GIVE YOU NOTICE:

1	that by an Assignment dated [—] 2009 (the “Assignment”) made between us and DnB NOR Bank ASA of 20 St. Dunstan’s Hill, London EC3R 8HY, England (the “Assignee”) as security agent and trustee for certain banks and financial institutions, we have assigned to the Assignee all our rights title and interest to and in any moneys whatsoever payable to us under the Charter and all other rights and benefits whatsoever accruing to us under the Charter including (but without prejudice to the generality of the foregoing) all claims for damages in respect of any breach by you of the Charter;

2	that you are hereby irrevocably authorised and instructed to pay such moneys as aforesaid to our bank account with account number 63520002 held with the Assignee or to such other account as the Assignee may from time to time direct; and

3	that the said Assignment includes provisions that no variations shall be made to the charterhire payable under the Charter or the duration of the Charter or any other material variation of the Charter (nor shall you be released from your obligations thereunder) without the previous written consent of the Assignee and we shall remain liable to perform all our obligations under the Charter and the Assignee shall be under no obligation of any kind whatsoever in respect thereof.

The authority and instructions herein contained cannot be revoked or varied by us without the consent of the Assignee.

This letter and any non-contractual obligations in connection with this letter are governed by, and shall be construed in accordance with, English law.

For and on behalf of
ORPHEUS OWNING COMPANY LIMITED

Dated: [—]

10

Form of Charterer’s Consent and Agreement

(on duplicate)

To:	DnB NOR Bank ASA

To:	Orpheus Owning Company Limited

We acknowledge receipt of the notice set out above and consent to the assignment referred to therein and, in consideration of US$10 and other good and valuable consideration (the receipt and adequacy of which we hereby acknowledge), we hereby undertake with, and confirm to, the Assignee as follows:

(a)	to pay all amounts due from us under the Charter in full in Dollars (and without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings) to your account held with DnB NOR Bank ASA at 20 St. Dunstan’s Hill, London EC3R 8HY, England with account number 63520002 or to the order of the Assignee;

(b)	to permit the Assignee to enforce all other rights and benefits whatsoever accrued or accruing to the Owner under the Charter and for this purpose to take over or institute proceedings in respect thereof;

(c)	not, without the prior written consent of the Assignee to agree, to any variation of the Charter;

(d)	to perform our obligations under the Charter; and

(e)	that we have not received any notice of any prior charge, assignment or encumbrance over the Owner’s right, title and interest in and to the Charter.

This letter and any non-contractual obligations in connection with this letter are governed by, and shall be construed in accordance with, English law.

By:
for and on behalf of
COSCO QINGDAO (QINGDAO OCEAN SHIPPING COMPANY, LIMITED)

Date: [—]

11

EXECUTED as a DEED	)
by	)
for and on behalf of	)
ORPHEUS OWNING COMPANY LIMITED	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
DNB NOR BANK ASA	)	Attorney-in-fact
in the presence of:	)

Witness
Name:
Address:
Occupation:

12

EXECUTED as a DEED		)	/s/ Illegible Attorney-in-fact
by	Alexandros Mylonas	)
for and on behalf of		)
TEAM-UP OWNING COMPANY LIMITED		)
as Borrower		)
in the presence of:		)

/s/ Leila Sum
Witness
Name:	LEILA SUM
Address:	NORTON ROSE LLP
Occupation:	TRAINEE SOLICITOR

EXECUTED as a DEED		)	/s/ Illegible Attorney-in-fact
by		)
for and on behalf of		)
ORPHEUS OWNING COMPANY LIMITED		)
as Borrower		)
in the presence of:		)

/s/ Leila Sum
Witness
Name:	LEILA SUM
Address:	NORTON ROSE LLP
Occupation:	TRAINEE SOLICITOR

EXECUTED as a DEED		)	/s/ Illegible Attorney-in-fact
by		)
for and on behalf of		)
DRYSHIPS INC.		)
as Corporate Guarantor		)
in the presence of:		)

/s/ Leila Sum
Name:	LEILA SUM
Address:	NORTON ROSE LLP
Occupation:	TRAINEE SOLICITOR

EXECUTED as a DEED		)	/s/ Illegible Attorney-in-fact
by		)
for and on behalf of		)
CARDIFF MARINE INC.		)
as Manager		)
in the presence of:		)

/s/ Leila Sum
Witness
Name:	LEILA SUM
Address:	NORTON ROSE LLP
Occupation:	TRAINEE SOLICITOR

SIGNED by	MARIA GRATZI	)	/s/ Maria Gratzi Attorney-In-fact
for and on behalf of		)
DNB NOR BANK ASA		)
as Arranger, Agent, Security Agent,		)
Swap Provider and Account Bank
In the presence of: LEILA SUM, TRAINEE SOLICITOR, NORTON ROSE LLP

/s/ Leila Sum			/s/ Maria Gratzi Attorney-in-fact
SIGNED by	MARIA GRATZI	)
for and on behalf of		)
DNB NOR RANK ASA		)
as Bank		)
In the presence of: LEILA SUM, TRAINEE SOLICITOR, NORTON ROSE LLP

/s/ Leila Sum

19